UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 30, 2020

ESCALADE, INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

0-6966	13-2739290
(Commission File Number)	(IRS Employer Identification No.)

817 Maxwell Avenue, Evansville, Indiana	47711
(Address of Principal Executive Offices)	(Zip Code)

(812) 467-1358
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common Stock, No Par Value	ESCA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 30, 2020, the Board of Directors (the “Board”) of Escalade, Incorporated (“Escalade” or the “Company”) announced that Scott J. Sincerbeaux has agreed to become the Company’s new Chief Executive Officer and President. Mr. Sincerbeaux is expected to commence his employment with Escalade on or about April 27, 2020.

Mr. Sincerbeaux, age 52, joins Escalade from Wolverine World Wide, Inc. (NYSE: WWW), a leading marketer and licensor of branded casual, active lifestyle, work, outdoor sport, athletic, children’s and uniform footwear and apparel, where he held several positions including President of Direct to Consumer, President of Global Retail, and President of The Stride Rite Children’s Group. Prior to joining Wolverine in November 2015, Mr. Sincerbeaux served as Vice President, North America Retail for Godiva Chocolatier from August 2013 to November 2015. Before joining Godiva Chocolatier, Mr. Sincerbeaux held sales and direct-to-consumer management roles at Bare Escentuals, Crabtree & Evelyn, and ECCO.

There is no arrangement or understanding between Mr. Sincerbeaux and any other person pursuant to which Mr. Sincerbeaux was hired as the Company’s Chief Executive Officer and President, nor to which he will be appointed to the Board of Directors following the Company’s Annual Meeting of Stockholders. Mr. Sincerbeaux has no family relationship with any executive officer or director of Escalade. Mr. Sincerbeaux has not been involved in any related party transaction with Escalade, nor does he have a direct or indirect material interest in any of Escalade’s existing or currently proposed transactions.

The initial terms of Mr. Sincerbeaux’s employment as Chief Executive Officer and President are contained in the offer letter entered into on March 30, 2020 by the Company and Mr. Sincerbeaux (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Sincerbeaux will be entitled to the following compensation and benefits:

•	Annual base salary of $435,000, pro-rated for the Company’s 2020 fiscal year; subject to annual review by Escalade’s Compensation Committee beginning with the Company’s 2021 fiscal year, provided that the annual base salary will not be reduced below $435,000 in any future year.

•	A cash incentive bonus of $300,000 for the Company’s 2020 fiscal year, which will not be pro-rated or subject to adjustment; thereafter, annual cash incentive bonus will be based on the performance of the Company and Mr. Sincerbeaux, as determined by Escalade’s Compensation Committee.

•	An inducement award consisting of restricted stock units (“RSUs”) having a fair market value equal to $290,000 based on the trailing 30-day volume weighted average trading per share prices of Escalade common stock on The Nasdaq Stock Market ending on the date Mr. Sincerbeaux commences employment with the Company; 60% of which RSUs will vest, subject to continuing employment with Escalade, one third on each of March 4, 2021, March 4, 2022, and March 4, 2023, and 40% of which RSUs will vest in one third increments on the same dates, subject to continued employment and Company performance targets to be determined by Escalade’s Compensation Committee in conjunction with Mr. Sincerbeaux.

•

An inducement award consisting of 35,000 shares of restricted stock to be granted on his employment start date, with the restrictions on such shares lapsing in the following increments: (i) 40% on the first anniversary of his commencement date, (ii) 30% on the second anniversary of his commencement date, and (iii) 30% on the third anniversary of his commencement date, each subject to his continued employment with the Company.

•	A signing bonus of $80,000 payable upon commencement of employment.

•	Relocation expenses equal to Mr. Sincerbeaux’s actual costs incurred, up to an aggregate amount of $233,000, to assist Mr. Sincerbeaux in moving his family from Alto, Michigan to Evansville, Indiana.

•	Participation in Escalade’s standard health and welfare plans, consistent with Company policy.

The foregoing summary of the material terms of the Offer Letter is qualified in its entirety by the Offer Letter filed as Exhibit 10.1 to this Form 8-K.

As an additional inducement for Mr. Sincerbeaux to accept the Company’s offer of employment, Escalade and Mr. Sincerbeaux have entered into an Executive Severance Agreement (the “Executive Agreement”) effective upon commencement of employment. The Executive Agreement and the Offer Letter provide that Mr. Sincerbeaux is an employee at will. However, under the terms of the Executive Agreement, if Escalade would terminate Mr. Sincerbeaux’s employment without cause, or if Mr. Sincerbeaux would resign for good reason, then Mr. Sincerbeaux would receive a payment equal to one year of his base salary. In addition, Escalade would accelerate the vesting of his shares of restricted stock and RSUs, vesting one-third of all unvested shares and RSUs if the severance occurs less than two years after his employment commences and vesting two-thirds of all unvested shares and RSUs if the severance occurs more than two years after his employment commences. Mr. Sincerbeaux will also receive a proportionate amount of any incentive compensation payable for the year in which such a severance would occur, determined at the end of such year if the incentive criteria are achieved. The agreement has an initial term ending December 31, 2022, which term may be extended for additional one year terms upon notice by the Board to Mr. Sincerbeaux not later than one month prior to expiration of the then current term.

The foregoing summary of the material terms of the Executive Agreement is qualified in its entirety by the Executive Severance Agreement filed as Exhibit 10.2 to this Form 8-K.

As previously disclosed by the Company in November 2019, the Company’s current Chief Executive Officer and President, David L. Fetherman, announced his retirement and agreed to continue to serve in those roles until his successor was hired. Mr. Fetherman’s retirement will be effective on April 24, although he will continue to serve as a consultant to the Company for two years thereafter. As described in Escalade’s proxy statement for its Annual Meeting of Stockholders, currently scheduled to be held on May 13, 2020, Mr. Fetherman will continue to serve as a director on Escalade’s Board of Directors through the Annual Meeting. Immediately following the Annual Meeting, Mr. Fetherman will resign as a director and the Board of Directors intends to fill such vacancy by appointing Mr. Sincerbeaux to the Board as a director.

Forward-Looking Statements

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to: our plans and expectations surrounding the transition to, timing, compensation and roles of Scott Sincerbeaux becoming our new Chief Executive Officer and David L. Fetherman’s retirement; the impact of competitive products and pricing; product demand and market acceptance; new product development; Escalade’s ability to achieve its business objectives, especially with respect to its Sporting Goods business on which it has chosen to focus; Escalade’s ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products; the continuation and development of key customer, supplier, licensing and other business relationships; the ability to successfully negotiate the shifting retail environment and changes in consumer buying habits; the financial health of our customers; disruptions or delays in our business operations, including without limitation disruptions or delays in our supply chain, arising from political unrest, war, labor strikes, natural disasters, public health crises such as the coronavirus pandemic, and other events and circumstances beyond our control; Escalade’s ability to control costs; Escalade’s ability to successfully implement actions to lessen the potential impacts of tariffs and other trade restrictions applicable to our products and raw materials, including impacts on the costs of producing our goods, importing products and materials into our markets for sale, and on the pricing of our products; general economic conditions; fluctuation in operating results; changes in foreign currency exchange rates; changes in the securities markets; Escalade’s ability to obtain financing and to maintain compliance with the terms of such financing; the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology; risks related to data security of privacy breaches; and other risks detailed from time to time in Escalade’s filings with the Securities and Exchange Commission. Escalade’s future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.

Item 7.01 Regulation FD Disclosure.

On March 30 , 2020, the Company issued a press release announcing the matters described in Item 5.02. A copy of the Company’s press release is being furnished as Exhibit 99.1 to this Form 8-K. The information (including Exhibit 99.1) being furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1	Offer Letter, dated March 30, 2020, by and between Scott Sincerbeaux and Escalade, Incorporated

10.2	Executive Severance Agreement dated March 30, 2020, to be effective as of April 27, 2020, by and between Scott Sincerbeaux and Escalade, Incorporated

99.1	Press release dated March 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Escalade, Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2020	ESCALADE, INCORPORATED

By: /s/ STEPHEN R. WAWRIN

Stephen R. Wawrin, Vice President and Chief Financial Officer